UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2010, Irvine Sensors Corporation (the “Company”) received a Waiver and Consent from its senior lender and Series A-2 preferred stockholder, Longview Fund, L.P. (“Longview”), and one of its warrant holders, Alpha Capital Anstalt (“Alpha”), pursuant to which Longview and Alpha consented to, and waived any breaches, defaults, events of default, cross-defaults or acceleration events in their agreements and instruments with the Company relating to, the potential delisting of the Company’s common stock from The Nasdaq Capital Market. Such Waiver and Consent will be void, however, if the Company’s common stock does not become quoted on the OTC Bulletin Board (the “OTCBB”) within 30 days after it is delisted from The Nasdaq Capital Market, if such delisting occurs. There can be no assurance that the Company’s securities will be quoted on the OTCBB within such a timeframe or at all, or that the Company will be able to maintain such a quotation. This summary is qualified in its entirety by reference to the Waiver and Consent attached hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 3, 2010, the Company issued an aggregate of 798,285 shares of common stock to an accredited institutional investor upon such investor’s conversion of an aggregate of $102,380 of the stated value of the Company’s Series A-1 10% Cumulative Convertible Preferred Stock. On August 3, 2010, the Company also issued an aggregate of 201,559 shares of common stock to the same accredited institutional investor upon such investor’s conversion of an aggregate of $25,850 of the stated value of the Company’s Series A-2 10% Cumulative Convertible Preferred Stock (the “Series A-2 Stock”). On August 19, 2010, the Company issued an aggregate of 1,350,000 shares, 1,440,000 shares and 1,440,000 shares of common stock to the same accredited institutional investor upon such investor’s successive conversions of an aggregate of $173,137.50, $184,680 and $184,680, respectively, of the stated value of the Company’s Series A-2 Stock. As a result of the issuances on August 19, 2010, the Company has issued more than 5% of its outstanding shares of common stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the Securities and Exchange Commission.

The above-described sales have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investor is accredited and has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Waiver and Consent of Longview Fund, L.P. and Alpha Capital Anstalt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: August 24, 2010	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer